Exhibit 99.1

UIL Holdings Corporation

157 Church Street

P.O. Box 1564

New Haven, CT 06506-0901

NEWS RELEASE

October 2, 2013

UIL Holdings Announces Exercise of Over-Allotment Option

(NYSE:UIL) UIL Holdings Corporation (UIL) announced today that the underwriters of its public offering of common stock exercised their over-allotment option to purchase an additional 750,000 common shares. The option was granted in connection with the company’s public offering of 5,000,000 common shares, which priced on September 26, 2013, at a public offering price of $37.25 per share. Total net proceeds of the offering, including the over-allotment option, were approximately $206.4 million, after expenses and underwriting discounts and commissions.

J.P. Morgan, BofA Merrill Lynch, and Wells Fargo Securities acted as joint book-running managers of the offering. Copies of the prospectus and prospectus supplement relating to the shares of common stock offered in this offering may be obtained by contacting J.P. Morgan at 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Broadridge Financial Solutions, or by calling toll free 1-866-803-9204; BofA Merrill Lynch at 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or by e-mail at dg.prospectus_requests@baml.com; or Wells Fargo Securities at 375 Park Avenue, New York, NY 10152, Attn: Equity Syndicate Dept., by calling toll free 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com.

A shelf registration statement relating to the securities in this offering has been filed with the Securities and Exchange Commission and has become effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.

Contact Information - UIL

Analyst:
Susan Allen, 203-499-2409

Media:
Michael West, 203-499-3858

Headquartered in New Haven, Connecticut, UIL Holdings Corporation (NYSE:UIL) is a diversified energy delivery company serving a total of approximately 700,000 electric and natural gas utility customers in 66 communities across two states, with combined total assets of over $4 billion.

UIL Holdings is the parent company for The United Illuminating Company (UI), Connecticut Natural Gas Corporation (CNG), The Southern Connecticut Gas Company (SCG), and The Berkshire Gas Company (Berkshire), each more than 100 years old. UI provides for the transmission and delivery of electricity and other energy related services for Connecticut’s Greater New Haven and Bridgeport areas. SCG and CNG are natural gas distribution companies that serve customers in Connecticut, while Berkshire serves natural gas customers in western Massachusetts. UIL Holdings employs more than 1,850 people in the New England region.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on management’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company. The foregoing and other factors are discussed and should be reviewed in our most recent Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.